Exhibit 32.1

CERTIFICATION OF DISCLOSURE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of  KNIGHT KNOX DEVELOPMENT CORP. (the "Company") on Form 10-Q for the period ending February 28, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report") I, James Manley, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2015

By: /s/ James Manley
James Manley,
Chief Executive Officer and Chief Financial Officer
 (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to KNIGHT KNOX DEVELOPMENT CORP. and will be retained by KNIGHT KNOX DEVELOPMENT CORP. and furnished to the Securities and Exchange Commission or its staff upon request.